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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17565, 333-33475 and 333-44371) of Renaissance Worldwide, Inc. of our report on Shamrock Computer Resources, Ltd. for the year ended December 31, 1995, dated December 13, 1996 appearing on page 15 of this Form 8-K.



Graves, McKenna, Lundeen & Almquist, PLLP
Minneapolis, Minnesota
November 5, 1998